Exhibit 5.1

Jerome D. Okarma Vice President, Secretary and General Counsel Johnson Controls, Inc. Post Office Box 591 5757 N. Green Bay Avenue, Milwaukee, WI 53201-0591 Tel (414) 524-3400 Fax (414) 524-2077

February 22, 2012

Johnson Controls, Inc.

5757 North Green Bay Avenue

Milwaukee, Wisconsin 53209

Ladies and Gentlemen:

I am Vice President, Secretary and General Counsel of Johnson Controls, Inc., a Wisconsin corporation (the “Company”), and, in such capacity, have advised the Company in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the sale by the Company from time to time of an indeterminate amount of: (i) debt securities of the Company (the “Debt Securities”); (ii) shares of the Company’s common stock, $0.01 7/18 par value (the “Common Stock”); (iii) shares of the Company’s preferred stock, $1.00 par value (the “Preferred Stock”), which may be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares”) representing fractional interests of the shares of Preferred Stock; (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (collectively, the “Warrants”); (v) contracts that obligate holders to, at a future date, purchase from the Company shares of Common Stock or sell to the Company shares of Common Stock or Preferred Stock (the “Stock Purchase Contracts”); and (vi) units, each comprised of a Stock Purchase Contract and either debt obligations or other securities of the Company or debt obligations of third parties securing the holder’s obligation to purchase securities under the Stock Purchase Contract (the “Stock Purchase Units” and, together with the Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants and the Stock Purchase Contracts, the “Securities”). The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus and/or other offering material (each, a “Prospectus Supplement”).

The Debt Securities will be issued under an indenture (the “Senior Indenture”) filed as Exhibit 4.1 to the Registration Statement between the Company and U.S. Bank National Association, as successor trustee, or a subordinated indenture filed as Exhibit 4.2 to the Registration Statement between the Company and U.S. Bank National Association, as Trustee (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”).

Johnson Controls, Inc.

The Preferred Stock will be issued under the Restated Articles of Incorporation of the Company (the “Articles”) and articles of amendment (the “Articles of Amendment”) to the Articles to be adopted by the Board of Directors of the Company and filed with the Department of Financial Institutions of the State of Wisconsin (the “Wisconsin DFI”) pursuant to Section 180.0602 of the Wisconsin Business Corporation Law (the “WBCL”). The Depositary Shares will be issued under a deposit agreement (the “Depositary Agreement”) to be entered into between the Company and the depositary named therein (the “Depositary”). The Common Stock will be issued under the Articles. The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and warrant agents to be named by the Company.

In my capacity as Vice President, Secretary and General Counsel of the Company in connection with the proposed issuance and sale of the Securities, I have examined or am otherwise familiar with (i) the Articles, as amended to date; (ii) the By-Laws of the Company, as amended to date; (iii) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (iv) the Indentures; (v) the corporate proceedings taken by the Board of Directors of the Company to authorize the filing of the Registration Statement and the issuance of the Securities; and (vi) such other proceedings, documents and records as I have deemed necessary or appropriate to enable me to render this opinion.

In my examination of the above-referenced documents and records, I have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to me as originals and the conformity with the originals of all documents and records submitted to me as copies. I have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be sold in compliance with applicable securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) the Senior Indenture and the Subordinated Indenture, together with any supplemental indenture or officer’s certificate setting forth the terms of a series of Debt Securities to be issued under either Indenture, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by me; (v) a Form T-1 will be filed with the SEC with respect to the Trustee or with respect to the trustee executing any supplemental indenture to either Indenture; (vi) a definitive purchase, underwriting, placement, dealer or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (viii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Articles and not otherwise reserved for issuance; and (ix) the Depositary Agreement will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by me.

Johnson Controls, Inc.

Based upon and subject to the foregoing and other matters set forth herein, and having regard for such legal considerations as I deem relevant, I am of the opinion that:

1. All requisite action necessary to make any Debt Securities valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a. The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to establish the terms of such Debt Securities and to authorize the issuance and sale of such Debt Securities;

b. The terms of such Debt Securities and of their issuance and sale have been established in conformity with the applicable Indenture, as then amended or supplemented, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c. Such Debt Securities shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the applicable Indenture, as then amended or supplemented; and

d. Such Debt Securities shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

2. All requisite action necessary to make any shares of Common Stock validly issued, fully paid and nonassessable, except as otherwise provided herein, will have been taken when:

a. The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have adopted appropriate resolutions to authorize the issuance and sale of the Common Stock; and

b. Such shares of Common Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

Johnson Controls, Inc.

3. All requisite action necessary to make any shares of Preferred Stock validly issued, fully paid and nonassessable, except as otherwise provided herein, will have been taken when:

a. The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have adopted appropriate resolutions to establish the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to the Preferred Stock, and to authorize the issuance and sale of such shares of Preferred Stock;

b. Articles of Amendment with respect to the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares shall have been filed with the Wisconsin DFI in the form and manner required by law; and

c. Such shares of Preferred Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

4. All requisite action necessary to make any depositary receipts evidencing the Depositary Shares constitute valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a. The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have adopted appropriate resolutions to establish the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of the shares of Preferred Stock underlying the Depositary Shares as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to such Preferred Stock, and to authorize the issuance of such shares of Preferred Stock;

b. Articles of Amendment with respect to the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of the Preferred Stock underlying the Depositary Shares shall have been filed with the Wisconsin DFI in the form and manner required by law;

c. The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms of the Depositary Agreement and such Depositary Agreement shall have been duly executed and delivered;

d. The Preferred Stock underlying the Depositary Shares shall have been duly issued and delivered to the Depositary;

Johnson Controls, Inc.

e. The terms of such Depositary Shares and depositary receipts evidencing the Depositary Shares and of their issuance and sale shall have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

f. Such Depositary Shares and depositary receipts evidencing the Depositary Shares shall have been duly executed, issued and delivered in accordance with the Depositary Agreement and their respective terms and provisions; and

g. Such Depositary Shares and depositary receipts evidencing the Depositary Shares shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

5. All requisite action necessary to make any Warrants valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a. The Company’s Board of Directors, or a committee thereof or officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms and form of the Warrants and the documents, including any Warrant Agreements, evidencing and used in connection with the issuance and sale of the Warrants, and to authorize the issuance and sale of such Warrants;

b. The terms of such Warrants and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c. Any such Warrant Agreements shall have been duly executed and delivered;

d. Such Warrants shall have been duly executed and delivered in accordance with the terms and provisions of any applicable Warrant Agreement; and

e. Such Warrants shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

Johnson Controls, Inc.

6. All requisite action necessary to make any Stock Purchase Contracts and Stock Purchase Units valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a. The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms of the Stock Purchase Contracts and the documents evidencing and used in connection with the issuance and sale of the Stock Purchase Units, and to authorize the issuance and sale of such Stock Purchase Contracts and Stock Purchase Units;

b. The terms of such Stock Purchase Contracts and Stock Purchase Units and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c. Such Stock Purchase Contracts and Stock Purchase Units shall have been duly executed and delivered in accordance with their respective terms and provisions; and

d. Such Stock Purchase Contracts and Stock Purchase Units shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

With respect to the foregoing opinions, at one time Section 180.0622(2)(b) of the WBCL imposed personal liability upon shareholders for debts owing to employees of the Company for services performed, but not exceeding six months’ service in any one case. This statutory provision was repealed by 2005 Wisconsin Act 474, which provided that the repeal applies to debts incurred on or after June 14, 2006.

I am qualified to practice law in the State of Wisconsin, and I do not purport to be an expert on the law other than that of the State of Wisconsin and the federal laws of the United States of America. I express no opinion as to the laws of any jurisdiction other than the State of Wisconsin and the federal laws of the United States. To the extent matters covered by my opinion are governed by the laws of a jurisdiction other than the State of Wisconsin or the federal laws of the United States, I have assumed, without independent investigation, that the applicable laws of such jurisdiction are identical in all relevant respects to the substantive laws of the State of Wisconsin.

Johnson Controls, Inc.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption “Legal Matters” in the Prospectus that is filed as part of the Registration Statement. In giving such consent, I do not admit that I am an “expert” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Jerome D. Okarma

Jerome D. Okarma in his capacity as

Vice President, Secretary and

General Counsel of Johnson Controls, Inc.